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                       Securities and Exchange Commission

                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of

                       The Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): October 19, 2000

                               DIGITAL RIVER, INC.

             (Exact name of Registrant as specified in its charter)

           Delaware                     000-24643                41-1901640
(State or other jurisdiction of    (Commission File No.)      (I.R.S. Employer
incorporation or organization)                               Identification No.)

                         9625 W. 76th Street, Suite 150
                          Eden Prairie, Minnesota 55344
               (Address of principal executive offices) (Zip code)

                                 (952) 253-1234
              (Registrant's telephone number, including area code)


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ITEM 5. OTHER EVENTS

         As of the quarter ending September 30, 2000, the Registrant will commence reporting its company wide revenues on a net basis. Such a change in accounting practices is based upon the consensus reached in Issue 99-19:"Reporting Revenue Gross as a Principal versus Net as an Agent" by the Emerging Issues Task Force ("EITF") of the Financial Accounting Standards Board. EITF 99-19 provides guidance regarding net versus gross revenue recognition. Previously, substantially all revenue generated through the Company's Software Services division was recognized on a gross basis. Revenue generated through the E-Business Services division has historically been reported on a net basis so there will be no change for presentation for this division. This change reflects a new reporting presentation only and will not alter the Registrant's net income, either historically or in the future. As an example of Registrant's new reporting format, please refer to Exhibit 99.1 to this form 8-K.

ITEM 7.    EXHIBITS

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20.1     Press release of the Registrant dated October 19, 2000.

99.1     Reclassified Statements of Operations

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    DIGITAL RIVER, INC
                                    (Registrant)

Date:  October 20, 2000             BY:  /s/ ROBERT E. STRAWMAN
                                       ---------------------------
                                        Robert E. Strawman
                                        Chief Financial Officer
                                        (Principal Financial and
                                        Accounting Officer)